Exhibit 10.19

FIRST AMENDMENT TO

YOGAWORKS, INC. 2017 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT (this “Amendment”) to the YogaWorks, Inc. 2017 Incentive Award Plan, is made and adopted by the Board of Directors (the “Board”) of YogaWorks, Inc., a Delaware corporation (the “Company”), effective as of the Effective Date (as defined in the Plan (as defined below)). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the YogaWorks, Inc. 2017 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Section 13.1(a) of the Plan, the Board has the authority to amend the Plan to increase the maximum aggregate number of Shares available for issuance thereunder (the “Share Limit”), subject to approval of the Company’s stockholders; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan to increase the Share Limit under the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date, subject to approval of this Amendment by the Company’s stockholders:

AMENDMENT

1.	The first sentence of Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan is the sum of (i) 2,263,213, plus (ii) any Shares which, as of the Effective Date, are subject to awards under the Prior Plan which are forfeited or lapse unexercised and which following the Effective Date are not issued under the Prior Plan (or, if issued prior to the Effective Date, lapse unexercised or are forfeited or repurchased prior to vesting at or below the original purchase price), plus (iii) an annual increase on the first day of each calendar year beginning on January 1, 2018 and ending on and including January 1, 2027 equal to the lesser of (a) 5% of the Shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (b) such smaller number of Shares as determined by the Board; provided, however, that no more than 4,000,000 Shares may be issued upon the exercise of Incentive Stock Options.”

2.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

[Signature page follows]

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of YogaWorks, Inc. on             , 2017.

Executed on this     day of             , 2017.

By:
Name:
Title:

I hereby certify that the foregoing Amendment was approved by the stockholders of YogaWorks, Inc. on             , 2017.

Executed on this     day of             , 2017.

By:
Name:
Title: